UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2008
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NITCHES, INC.

(Exact name of registrant as specified in its charter)

California	0-13851	95-2848021
(State or other jurisdiction of	Commission file number	(IRS Employer
incorporation or organization)		Identification No.)

10280 Camino Santa Fe, San Diego, California 92121
(Address of principal executive offices)

Registrant's telephone number: (858) 625-2633
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On January 4, 2008, our board of directors appointed Mr. Paul M. Wyandt to serve as our Chief Financial Officer and appointed Mr. Eitan Haber to serve as our Senior Vice President and Chief Operating Officer. In taking over the Chief Financial Officer role, Paul Wyandt succeeds Steven P. Wyandt who will continue to serve as our Chairman and Chief Executive Officer. Eitan Haber will succeed Paul Wyandt in the role of Chief Operating Officer.

     A biography for each of Messrs. Wyandt and Haber are as follows:

     Mr. Paul Wyandt, age 39, has been a director of the Company since 2001. He has been President since 2001 and served as Chief Operating Officer from 2001 until January 4, 2008. He has been with the Company in the areas of finance, accounting, marketing and technology since 1997. Prior to that, he was Vice President of Finance and Operations of CMS Technologies, a company that designed hardware and software for personal computer security. Paul Wyandt is the son of Steven P. Wyandt, an officer and director of the Company.

     Mr. Eitan Haber, age 48, has, since the Company’s acquisition of Nap, Inc. in October 2005 (through the acquisition of its parent corporation Designer Intimates, Inc.), served as the Executive Vice President of Nap, Inc. Prior to that time he served Nap, Inc. in the areas of sourcing and operations since 1986.

     Prior to their appointments, neither Messrs. Paul Wyandt nor Eitan Haber had any related party transaction or material relationship with us and no such transaction or relationship is currently proposed.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITCHES, INC.

Dated: January 7, 2008	By:	/s/ Steven P. Wyandt
Steven P. Wyandt
Chief Executive Officer